Exhibit 10.9

Axcelis Technologies, Inc.

Non-Employee Director Cash Compensation at February 15, 2023

This Exhibit discloses the current understandings with respect to cash compensation between Axcelis Technologies, Inc. (the “Company”) and each of its non-employee directors. Axcelis provides cash retainers to its non-employee directors, as follows:

Annual Cash Retainers, paid quarterly in advance
Board Member Retainer	$60,000
Independent Chairman Premium	$50,000
Committee Chair Retainers
Audit Committee Chairman	$25,000
Compensation Committee Chairman	$15,000
Nominating and Governance Committee Chairman	$10,000
Technology and Product Development Committee Chairman	$10,000
Committee Member (not Chairman) Retainers
Audit Committee Member	$10,000
Compensation Committee Member	$7,500
Nominating and Governance Committee Member	$5,000
Technology and Product Development Committee Member	$5,000

Non-employee directors also receive reimbursement of out-of-pocket expenses incurred in attending Board and committee meetings. Non-employee directors do not receive any Company-paid perquisites.

The Board of Directors may, from time to time, form committees in addition to the Audit, Compensation, Nominating and Governance and Technology and Product Development Committees and set compensation for service on such additional committees.